EXHIBIT 10.3

         New Brunswick Scientific Co., Inc.  Independent Directors

November 13, 2006

Mr. James Orcutt, President
New Brunswick Scientific Co., Inc.


Dear Jim,

The independent Directors have agreed to offer you the following compensation effective January 1, 2007 upon your assuming the position of Chief Executive Officer and President of NBSC:

1.     Base salary: $265,000

2. Discretionary bonus based on present criteria at 40%. We intend to review the bonus structure for 2008 with the expectation of adding an incentive program based on objective performance criteria.

3. At least 25,000 in stock options, subject to approval by the Board of Directors

4.     Four weeks vacation.

5. All other existing fringes to be continued including golf club, car, health coverage, insurance, etc.

We would appreciate your signing this letter to indicate understanding and concurrence.


For the Independent Directors:               Acceptance by:



/s/ Peter A. Schkeeper   11/14/06           /s/ James Orcutt    11/13/06
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Peter A. Schkeeper       Date               James Orcutt          Date: